UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, TreeHouse Foods, Inc. (“TreeHouse”) appointed Dean T. General, 52, as its Senior Vice President and Chief Commercial Officer, effective February 18, 2019. Since June 1, 2016, Mr. General has been Senior Vice President at Newell Brands, Inc. Prior to his employment at Newell Brands, Inc., Mr. General served in various capacities at Kraft Foods & Kraft Heinz, Inc. from December 1996 to June 2016. He served as Senior Director in Sales from April 2001 to September 2006, as Vice President from September 2006 to June 2014, and as President from June 2014 to June 2016. Mr. General began his career at General Mills, Inc., serving in various sales positions from June 1988 to December 1996. Mr. General holds a Bachelor of Science Degree in Commerce and Major Marketing from Rider University and participated in the Senior Executive Leadership Development Program at Kellogg School of Management at Northwestern University in 2006 and 2017.

Mr. General will receive an annual base salary of $485,000 and an initial starting bonus of $310,000, intended to offset any cash bonus Mr. General is foregoing with his current employer, subject to clawback if Mr. General voluntarily terminates his employment within two (2) years. Mr. General will also be eligible for an annual performance bonus at the target level of 75% of annual base salary, based on the attainment of certain performance goals. Additionally, on or around February 28, 2019, Mr. General will receive a one-time grant of restricted stock units at a value of $681,389, intended to offset any unvested restricted stock units Mr. General is foregoing with his current employer. Mr. General will be eligible to participate in the employee benefit plans and programs generally available to executive officers of TreeHouse.

In addition, Mr. General will be eligible to participate in the TreeHouse Equity and Incentive Plan and will receive annual grants thereunder at 115% of annual base salary. Mr. General will receive an initial grant, comprised of restricted stock units, representing a prorated amount from February 18, 2019 until TreeHouse’s annual grant date of March 31. In March 2019, Mr. General will receive an additional grant with a full annual value, the composition of which will be determined by the Compensation Committee of the Board of Directors, consistent with the grants of TreeHouse’s other senior officers. All grants of restricted stock units will vest ratably over a three (3) year period, subject to Mr. General’s continued employment with TreeHouse through each applicable vesting date.

Mr. General will also participate in the TreeHouse Accelerated Performance Plan and will receive an initial grant of performance-based stock units at 200% of annual base salary, which vest upon achievement of certain performance targets in 2019, 2020 and 2021. Mr. General is entitled to receive severance benefits upon certain terminations of his employment pursuant to the TreeHouse Executive Severance Plan.

Mr. General does not have any family relationships with any director or executive officer, or any person nominated to be a director or executive officer, or any person nominated to be a director or executive officer of TreeHouse, and Mr. General has no interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. General’s appointment as Vice President and Chief Commercial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated February 1, 2019, announcing the appointment of Dean T. General as Vice President and Chief Commercial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: February 1, 2019	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant